Exhibit 99.1
Form 4 Joint Filer Information

Names of the Reporting Persons:	•	Sherborne Investors LP, a Delaware limited partnership and managing member of each of the Funds (as defined below) (“Managing Member”);
•	Sherborne Investors GP, LLC, a Delaware limited liability company and general partner of the Managing Member (“Sherborne Investors GP”);
•	Sherborne Investors Management LP, a Delaware limited partnership and investment manager to the Funds (“Sherborne Management”);
•	Sherborne Investors Management GP, LLC, a Delaware limited liability company and general partner of Sherborne Management (“Sherborne Management GP”);
•	Sherborne Strategic Fund A, LLC, a Delaware limited liability company (“Strategic Fund A”);
•	Sherborne Strategic Fund B, LLC, a Delaware limited liability company (“Strategic Fund B”);
•	Nottingham Investors LLC, a Delaware limited liability company (“Nottingham” and, together with Strategic Fund A and Strategic Fund B, the “Funds”); and
•	Edward J. Bramson, the managing member of Sherborne Investors GP and Sherborne Management GP and a director and Chief Executive Officer of Nautilus, Inc. (“Bramson”).

Address for each of the Reporting Persons:	135 East 57th Street, New York, NY 10022

Date of Earliest Transaction Required to be Reported:	May 14, 2009

Designated Filer for each of the Reporting Persons:	Sherborne Investors GP, LLC

Issuer & Ticker Symbol for each of the Reporting Persons:	Nautilus, Inc.; NLS

Title of Security for each of the Reporting Persons:	Common Stock, no par value (the “Shares”)

Transaction Code for each of the Reporting Persons:	P

Securities Acquired(1):	•	Strategic Fund A directly acquired Shares as follows:

			Amount of Securities
			Beneficially Owned
	Amount of Securities		Following Reported
Transaction Date	Acquired	Price	Transactions
05/14/2009	8,085.015	$1.000(2)	853,192.203
•	Strategic Fund B directly acquired Shares as follows:

			Amount of Securities
			Beneficially Owned
	Amount of Securities		Following Reported
Transaction Date	Acquired	Price	Transactions
05/14/2009	11,972.943	$1.000(2)	1,279,633.727
•	Nottingham directly acquired Shares as follows:

			Amount of Securities
			Beneficially Owned
	Amount of Securities		Following Reported
Transaction Date	Acquired	Price	Transactions
05/14/2009	73,627.042	$1.000(2)	7,848,623.065
•
Each of (i) the Managing Member, as the managing member of the Funds, (ii) Sherborne Investors GP, as the general partner of the Managing Member and (iii) Bramson, as the managing member of Sherborne Investors GP, indirectly acquired the Shares that were directly acquired by the Funds as follows:

			Amount of Securities
			Beneficially Owned
	Amount of Securities		Following Reported
Transaction Date	Acquired	Price	Transactions
05/14/2009	93,685	$1.000(2)	9,981,449.000
•	Sherborne Management, as the investment manager to the Funds that only receives an asset-based fee, beneficially owns 0 Shares.
•	Sherborne Management GP, as the general partner of Sherborne Management, beneficially owns 0 Shares.

(1)
Each of the Reporting Persons disclaims beneficial ownership of these securities except to the extent of the Reporting Person’s pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership for purposes of Section 16 or for any other purpose.

(2)
This transaction was executed in multiple trades at prices ranging from $0.995 to $1.010. The reported price reflects the weighted average purchase price. The persons jointly filing this report hereby undertake to provide upon request by the Securities and Exchange Commission (“SEC”) staff, Nautilus, Inc. or a shareholder of Nautilus, Inc. full information regarding the number of shares purchased at each separate price.

Sherborne Investors LP	/s/ Craig L. McKibben, attorney-in-fact **Signature of Reporting Person	May 18, 2009 Date
Sherborne Investors Management LP	/s/ Craig L. McKibben, attorney-in-fact **Signature of Reporting Person	May 18, 2009 Date
Sherborne Investors Management GP, LLC	/s/ Craig L. McKibben, attorney-in-fact **Signature of Reporting Person	May 18, 2009 Date
Sherborne Strategic Fund A, LLC	/s/ Craig L. McKibben, attorney-in-fact **Signature of Reporting Person	May 18, 2009 Date
Sherborne Strategic Fund B, LLC	/s/ Craig L. McKibben, attorney-in-fact **Signature of Reporting Person	May 18, 2009 Date
Nottingham Investors LLC	/s/ Craig L. McKibben, attorney-in-fact **Signature of Reporting Person	May 18, 2009 Date
Edward J. Bramson	/s/ Craig L. McKibben, attorney-in-fact **Signature of Reporting Person	May 18, 2009 Date

**	Intentional misstatements or omissions of facts constitute Federal Criminal Violations. See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).